                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has (1) duly established two new series of shares titled International Opportunities Fund and European
Growth Fund for the Corporation's stock and has allocated Six Hundred Fifteen
Million (615,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Six Million One Hundred Fifty Thousand
Dollars ($6,150,000) to the new series and (2) duly established established a new class of shares titled C for six (6) of the eight (8) Series of the capital stock of the Corporation. As a result of the action taken by the Board of
Directors referenced in Article FIRST of these Articles Supplementary, the eight
(8) Series (hereinafter referred to as "Series") of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                          Number of Shares          Aggregate Par Value

International Growth Fund                  850,000,000                  $8,500,000
International Discovery Fund               305,000,000                  $3,050,000
Emerging Markets Fund                       87,500,000                   $ 875,000
Global Growth Fund                         165,000,000                  $1,650,000
Life Sciences Fund                         130,000,000                  $1,300,000
Technology Fund                            155,000,000                  $1,550,000
International Opportunities Fund           300,000,000                  $3,000,000
European Growth Fund                       315,000,000                  $3,150,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SECOND: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the
Series in Article FIRST above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the eight (8)
Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                    Number of Shares        Aggregate
               Series Name                  Class Name                as Allocated          Par Value
               -----------                  ----------                ------------          ---------
International Growth Fund                   Investor                  700,000,000          $7,000,000
                                            Institutional              75,000,000             750,000
                                            Service                             0                   0
                                            Advisor                    25,000,000             250,000
                                            C                          50,000,000             500,000

International Discovery Fund                Investor                  250,000,000          $2,500,000
                                            Institutional              50,000,000             500,000
                                            Service                             0                   0
                                            Advisor                     5,000,000              50,000
                                            C                                 n/a                 n/a

Emerging Markets Fund                       Investor                   50,000,000            $500,000
                                            Institutional              12,500,000             125,000
                                            Service                             0                   0
                                            Advisor                    12,500,000             125,000
                                            C                          12,500,000             125,000

Global Growth Fund                          Investor                  135,000,000          $1,350,000
                                            Institutional              10,000,000             100,000
                                            Advisor                    10,000,000             100,000
                                            C                          10,000,000             100,000

Life Sciences Fund                          Investor                  100,000,000          $1,000,000
                                            Institutional              10,000,000             100,000
                                            Advisor                    10,000,000             100,000
                                            C                          10,000,000             100,000

Technology Fund                             Investor                  125,000,000          $1,250,000
                                            Institutional              10,000,000             100,000
                                            Advisor                    10,000,000             100,000
                                            C                          10,000,000             100,000

International Opportunities Fund            Investor                  250,000,000          $2,500,000
                                            Institutional              50,000,000             500,000
                                            C                                 n/a                 n/a

European Growth Fund                        Investor                  250,000,000          $2,500,000
                                            Institutional              50,000,000             500,000
                                            Advisor                     5,000,000              50,000
                                            C                          10,000,000             100,000

         THIRD: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles
Supplementary.

         SIXTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article FIRST, and dividing the Series of capital stock of the
Corporation into Classes as set forth in Article SECOND.

         IN WITNESS WHEREOF, AMERICAN CENTURY WORLD MUTUAL FUNDS, INC. has
caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant
Secretary on this 5th day of March, 2001.

                                                     AMERICAN CENTURY WORLD
ATTEST:                                               MUTUAL FUNDS, INC.

/*/Janet A. Nash                                     By:/*/David C. Tucker
--------------------------------------------            --------------------------------------------------
Name:  Janet A. Nash                                    Name:  David C. Tucker
Title:   Assistant Secretary                            Title:   Senior Vice President

         THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY WORLD MUTUAL
FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  March 5, 2001                                /*/David C. Tucker
                                                     --------------------------------------------
                                                     David C. Tucker, Senior Vice President